EX-99.CODE ETH



                                  APPENDIX E-4

                            SENIOR FINANCIAL OFFICER
                                 CODE OF CONDUCT
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I.       INTRODUCTION.

         This code of conduct is being adopted by the investment companies advised by First Trust Advisors, L.P., from time to time, (the "FUNDS"). The reputation and integrity of the Funds are valuable assets that are vital to the Funds' success. Each officer of the Funds, and officers and employees of the investment adviser to the Funds who work on Fund matters, including each of the Funds' senior financial officers ("SFOS"), is responsible for conducting each Fund's business in a manner that demonstrates a commitment to the highest standards of integrity. SFOs include the Principal Executive Officer (who is the President), the Controller (who is the principal accounting officer), and the Treasurer (who is the principal financial officer), and any person who performs a similar function.

         The Funds, First Trust Advisors, L.P. and First Trust Portfolios have adopted Codes of Ethics under Rule 17j-1 under the Investment Company Act of 1940 (the "RULE 17J-1 CODE"). These Codes of Ethics are designed to prevent certain conflicts of interest that may arise when officers, employees, or directors of the Funds and the foregoing entities know about present or future Fund transactions and/or have the power to influence those transactions, and engage in transactions with respect to those same securities in their personal account(s) or otherwise take advantage of their position and knowledge with respect to those securities. In an effort to prevent these conflicts and in accordance with Rule 17j-1, the Funds adopted their Rule 17j-1 Code to prohibit transactions and conduct that create conflicts of interest, and to establish compliance procedures.

         The Sarbanes-Oxley Act of 2002 was designed to address corporate malfeasance and to help assure investors that the companies in which they invest are accurately and completely disclosing financial information. Under Section 406 of the Act, all public companies (including the Funds) must either have a code of ethics for their SFOs, or disclose why they do not. The Act was intended to prevent future situations (such as occurred in well-reported situations involving such companies as Enron and WorldCom) where a company creates an environment in which employees are afraid to express their opinions or to question unethical and potentially illegal business practices.

         The Funds have chosen to adopt a senior financial officer Code of Conduct to encourage their SFOs, and other Fund officers and employees of First Trust Advisors or First Trust Portfolios, to act ethically and to question potentially unethical or illegal practices, and to strive to ensure that the Funds' financial disclosures are complete, accurate, and understandable.

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II.      PURPOSES OF THIS CODE OF CONDUCT.

         The purposes of this Code are:

                A. To promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

                B. To promote full, fair, accurate, timely, and understandable disclosure in reports and documents that the Funds file with, or submits to, the SEC and in other public communications the Funds make;

                C. To promote compliance with applicable governmental laws, rules and regulations;

                D. To encourage the prompt internal reporting to an appropriate person of violations of the Code; and

                E. To establish accountability for adherence to the Code.

III.     QUESTIONS ABOUT THIS CODE.

         The Funds' Boards of Trustees have designated Mitchell E. Mohr or other appropriate officer designated by the President of the respective Funds to be the Compliance Coordinator for the implementation and administration of the Code.

IV.      HANDLING OF FINANCIAL INFORMATION.

         The Funds have adopted guidelines under which its SFOs perform their duties. However, the Funds expect that all officers or employees of the adviser or distributor who participate in the preparation of any part of any Fund's financial statements follow these guidelines with respect to each Fund:

                A. Act with honesty and integrity and avoid violations of this Code, including actual or apparent conflicts of interest with the Fund in personal and professional relationships.

                B. Disclose to the Fund's Compliance Coordinator any material transaction or relationship that reasonably could be expected to give rise to any violations of the Code, including actual or apparent conflicts of interest with the Fund. You should disclose these transactions or relationships whether you are involved or have only observed the transaction or relationship. If it is not possible to disclose the matter to the Compliance Coordinator, it should be disclosed to the Fund's Principal Financial Officer or Principal Executive Officer.

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                C.  Provide   information  to  the  Fund's  other  officers  and
         appropriate employees of service providers (adviser, administrator, outside auditor, outside counsel, custodian, etc.) that is accurate, complete, objective, relevant, timely, and understandable.

                D.  Endeavor  to  ensure  full,  fair,  timely,   accurate,  and
         understandable disclosure in the Fund's periodic reports.

                E. Comply with the federal securities laws and other applicable laws and rules, such as the Internal Revenue Code.

                F. Act in good faith, responsibly, and with due care, competence and diligence, without misrepresenting material facts or allowing your independent judgment to be subordinated.

                G. Respect the confidentiality of information acquired in the course of your work except when you have Fund approval to disclose it or where disclosure is otherwise legally mandated. You may not use confidential information acquired in the course of your work for personal advantage.

                H. Share and maintain skills important and relevant to the Fund's needs.

                I. Proactively promote ethical behavior among peers in your work environment.

                J. Responsibly use and control all assets and resources employed or entrusted to you.

                K. Record or participate in the recording of entries in the Fund's books and records that are accurate to the best of your knowledge.

V.       WAIVERS OF THIS CODE.

         SFOs and other parties subject to this Code may request a waiver of a provision of this Code (or certain provisions of the Fund's Rule 17j-1 Code) by submitting their request in writing to the Compliance Coordinator for appropriate review. An executive officer of the Fund or the Audit Committee will decide whether to grant a waiver. All waivers of this Code must be disclosed to the Fund's shareholders to the extent required by SEC rules. A good faith interpretation of the provisions of this Code, however, shall not constitute a waiver.

VI.      ANNUAL CERTIFICATION.

         Each SFO will be asked to certify on an annual basis that he/she is in full compliance with the Code and any related policy statements.

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VII.     REPORTING SUSPECTED VIOLATIONS.

          A. SFOs or other officers of the Funds or employees of the First Trust group who work on Fund matters who observe, learn of, or, in good faith, suspect a violation of the Code MUST immediately report the violation to the Compliance Coordinator, another member of the Funds' or First Trust's senior management, or to the Audit Committee of the Fund Board. An example of a possible Code violation is the preparation and filing of financial disclosure that omits material facts, or that is accurate but is written in a way that obscures its meaning.

          B. Because service providers such as an administrator, outside accounting firm, and custodian provide much of the work relating to the Funds' financial statements, you should be alert for actions by service providers that may be illegal, or that could be viewed as dishonest or unethical conduct. You should report these actions to the Compliance Coordinator even if you know, or think, that the service provider has its own code of ethics for its SFOs or employees.

          C. SFOs or other officers or employees who report violations or suspected violations in good faith will not be subject to retaliation of any kind. Reported violations will be investigated and addressed promptly and will be treated confidentially to the extent possible.

VIII.    VIOLATIONS OF THE CODE.

          A. Dishonest, unethical or illegal conduct will constitute a violation of this Code, regardless of whether this Code specifically refers to that particular conduct. A violation of this Code may result in disciplinary action, up to and including termination of employment. A variety of laws apply to the Funds and their operations, including the Securities Act of 1933, the Investment Company Act of 1940, state laws relating to duties owed by Fund directors and officers, and criminal laws. The federal securities laws generally prohibit the Funds from making material misstatements in its prospectus and other documents filed with the SEC, or from omitting to state a material fact. These material misstatements and omissions include financial statements that are misleading or omit materials facts.

          B. Examples of criminal violations of the law include stealing, embezzling, misapplying corporate or bank funds, making a payment for an expressed purpose on a Fund's behalf to an individual who intends to use it for a different purpose; or making payments, whether corporate or personal, of cash or other items of value that are intended to influence the judgment or actions of political candidates, government officials or businesses in connection with any of the Funds' activities. The Funds must and will report all suspected criminal violations to the appropriate authorities for possible prosecution, and will investigate, address and report, as appropriate, non-criminal violations.

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